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Exhibit 10a


                        KAMAN CORPORATION
                    2003 STOCK INCENTIVE PLAN
                    -------------------------

                    Effective November 1, 2003

              (As Amended through February 17, 2004)

1. Purpose. This Plan is designed to (a) give directors, officers and key employees of the Corporation and other persons an expanded opportunity to acquire stock in the Corporation or receive other long-term incentive remuneration in order that they may better participate in the Corporation's growth and be motivated to remain with the Corporation and promote its further development and success and (b) better align total compensation of executives of the Corporation with shareholder interests through Long-Term Performance Awards subject to specific performance criteria. The Plan includes the continuation of certain predecessor plans.

2. Definitions. The following terms shall have the meanings given below unless the context otherwise requires:

  (a) "Act" means the Securities Exchange Act of 1934, as amended.

  (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock
Options, Non-Statutory Stock Options, Stock Appreciation Rights,
Restricted Stock Awards and Long-Term Performance Awards.

  (c) "Beneficial Owner" is defined in Section 15(h)(iii)(A).

  (d) "Board" means the Board of Directors of the Corporation or a Subsidiary as the context may require.

  (e) "Cause" is defined in Section 15(i)(iii).
  (f) "Change in Control" is defined in Section 15(h)(iii).

  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Code, and related rules, regulations and interpretations.

  (h) "Committee" means the committee of the Board established under Section 10 hereof.

  (i) "Corporation" means Kaman Corporation.




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  (j) "Covered Employee" means a Participant whom the Committee designates, for each Performance Period, in order to meet the
Section 162(m) Exemption.

  (k) "Disability" or "Disabled" means disability or disabled as defined by Code Section 22(e)(3).

  (l) "Effective Date" is defined in Section 4.

  (m) "Eligible Person" means any person, including a person who is not an employee of the Corporation or a Subsidiary, or entity who satisfies all the eligibility requirements set forth in either
Section 3(a) or 3(b) hereof, excluding, however, any member of the Committee and any alternate member of the Committee.

  (n) "Fair Market Value" of the Stock on any given date shall be the mean between the highest and lowest quoted selling prices of the Stock in the NASDAQ National Market System on such date. If there were no sales on the valuation date, "Fair Market Value" shall be the closing price of the Stock in the NASDAQ National Market System on the most recent trading day preceding the valuation date on which sales of the Stock occurred.

  (o) "Federal Income Tax Regulations" means the federal income tax regulations that implement the Code, as they may be amended from time to time and any corresponding successor regulations.
  (p) "Good Reason" is defined in Section 15(i)(iv).

  (q) "Incentive Stock Option" means a stock option qualifying under the provisions of Section 422 of the Code.

  (r) "Long-Term Performance Award" means an award under Section 9(a) below. A Long-Term Performance Award shall permit the recipient to receive a bonus payable in cash, stock or a combination of cash and stock (as determined by the Committee) upon satisfaction of such performance factors as are set out in the recipient's individual grant. Long-Term Performance Awards will be based upon the achievement of Corporation, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate.

  (s) "Merger" means a merger, share exchange, consolidation or similar business combination under applicable law.

  (t) "Non-Employee Director" means an individual who is (i) an "outside director," as described in Federal Income Tax Regulations
Section 1.162-27(e)(3), and (ii) an "independent director" under the listing standards of the Nasdaq Stock Market, Inc. and also meets the requirements of Rule 16b-3(b)(3)(i) promulgated under the Act, and any successor to such rule.



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  (u) "Non-Employee Director Participant" means an Eligible
Person, who at the time of grant of an Award is a director of the Corporation but not an employee of the Corporation or a Subsidiary.

  (v) "Non-Statutory Option" means a stock option not qualifying for incentive stock option treatment under the provisions of
Section 422 of the Code.

  (w) "Optionee" means the holder of any option granted under the Plan.

  (x) "Participant" means the holder of any Award granted under the Plan.

  (y) "Performance Period" is defined in Section 9(a).

  (z) "Person" is defined in Section 15(h)(iv).

  (aa) "Plan" means the Kaman Corporation 2003 Stock Incentive
Plan.

  (bb) "Predecessor Plan" means any of the Corporation's 1973
Stock Incentive Plan, 1983 Stock Incentive Plan and 1993 Stock
Incentive Plan.

  (cc) "Principal Shareholder" means any individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or of any Subsidiary.

  (dd) "Qualified Performance-Based Award" means (i) a Long-Term Performance Award or Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and is made subject to objective performance goals based on Qualified Performance Criteria as set forth in Section 15(c), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the date it is granted.

  (ee) "Qualified Performance Criteria" means one or more of the performance criteria listed in Section 15(c) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee and which meet the requirements for the Section 162(m) Exemption.

  (ff) "Restricted Stock" means Stock received pursuant to a Restricted Stock Award.

  (gg) "Restricted Stock Award" is defined in Section 8(a).

  (hh) "Retirement" is defined in Section 6(g)(iv).


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  (ii) "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

  (jj) "Stock" or "shares" means shares of Class A Common Stock of the Corporation.

  (kk) "Stock Appreciation Right" or "Right" means a right described in Section 7.

  (ll) "Subsidiary" means any corporation within the meaning of
Section 424(f) of the Code.

3.  Eligibility.

  (a) Incentive Stock Options. Incentive Stock Options may be granted to any Eligible Persons who are full-time, salaried employees of the Corporation or a Subsidiary and who in the sole opinion of the Committee are, from time to time, responsible for the management and/or growth of all or part of the business of the Corporation.

  (b) Awards Other than Incentive Stock Options. Awards, other than Incentive Stock Options, may be granted to any Eligible Persons who in the sole opinion of the Committee are, from time to time, responsible for the growth and/or the management of all or a part of the business of the Corporation or Subsidiary.

  (c) Substitute Awards. The Committee, in its discretion, may also grant Awards in substitution for any stock incentive awards previously granted by companies acquired by the Corporation or one of its Subsidiaries. Such substitute awards may be granted on such terms and conditions as the Committee deems appropriate in the circumstances, provided, however, that substitute Incentive Stock Options shall be granted only in accordance with the Code.

4.  Term of Plan.  The Plan is effective on November 1, 2003 (the
"Effective Date") and shall continue to be effective for ten (10) years thereafter, expiring on October 31, 2013.

5. Stock Subject to the Plan. The aggregate number of shares of Stock which may be issued pursuant to all Awards granted under the Plan shall not exceed 2,000,000 shares of Stock, subject to adjustment as hereinafter provided in Section 11, which shall be in addition to all shares of Stock issued or reserved for issuance pursuant to Awards granted under any Predecessor Plan, and which may be treasury shares or authorized but unissued shares. In the event that any Award under the Plan or any Predecessor Plan for any reason expires, is terminated, forfeited, reacquired by the Corporation, or satisfied without the issuance of Stock (except in



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the cases of (i) Stock otherwise issuable under an Award but retained by the Corporation for payment of withholding taxes under
Section 15(b) hereof; (ii) Stock otherwise issuable under a stock option but for which the Corporation has made a discretionary payment under Section 7(d) hereof and (iii) Stock underlying any Incentive Stock Option, Non-Statutory Option, or Stock Appreciation Right that is cancelled in connection with a repricing of the exercise price thereunder) the shares allocable to the unexercised portion of such Award may again be made subject to an Award under the Plan. Any award of a Stock Appreciation Right, to the extent that such Stock Appreciation Right may be settled only for cash, shall not be deemed to reduce the aggregate number of shares of Stock authorized to be issued pursuant to Awards granted under the Plan.

6. Stock Options. The following terms and conditions shall apply to each option granted under the Plan and shall be set forth in a stock option agreement between the Corporation and the Optionee together with such other term and conditions not inconsistent herewith as the Committee may deem appropriate in the case of each
Optionee:

  (a) Option Price. The purchase price under each Incentive Stock Option shall be as determined by the Committee but not less than 100% of the Fair Market Value of the shares subject to such option on the date of grant, provided that such option price shall not be less than 110% of such Fair Market Value in the case of any Incentive Stock Option granted to a Principal Shareholder. The purchase price per share of Stock deliverable upon the exercise of a Non-Statutory Option shall be determined by the Committee, but shall not be less than 85% of the Fair Market Value of such Stock on the date of grant and in no event less than the par value per share of such Stock.

  (b) Type of Option. All options granted under the Plan shall be either Incentive Stock Options or Non-Statutory Options. All provisions of the Plan applicable to Incentive Stock Options shall be interpreted in a manner consistent with the provisions of, and regulations under, Section 422 of the Code.

  (c) Period of Incentive Stock Option. Each Incentive Stock Option shall have a term not in excess of ten (10) years from the date on which it is granted, except in the case of any Incentive Stock Option granted to a Principal Shareholder which shall have a term not in excess of five (5) years from the date on which it is granted; provided that any Incentive Stock Option granted or the unexercised portion thereof, to the extent exercisable at the time of termination of employment, shall terminate at the close of business on the day three (3) months following the date on which the Optionee ceases to be employed by the Corporation or a



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Subsidiary unless sooner expired or unless a longer period is provided under subsection (g) of this Section in the event of the death or Disability of such an Optionee.

  (d) Period of Non-Statutory Option. Each Non-Statutory Option granted under the Plan shall have a term not in excess of ten (10) years and one (1) day from the date on which it is granted; provided that any Non-Statutory Option granted to an employee of the Corporation or a Subsidiary or to a Non-Employee Director Participant, or the unexercised portion thereof shall terminate not later than the close of business on the day three (3) months following the date on which such employee ceases to be employed by the Corporation or a Subsidiary or the date on which such Non-Employee Director ceases to be a director of the Corporation, as the case may be, unless a longer period is provided under subsection (g) of this Section in the event of the death, Disability or Retirement of such employee or the death or Disability of such Non-Employee Director. Such an Optionee's Non-Statutory Option shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date such Optionee's employment terminates or the date on which such Optionee ceases to be a director, as the case may be.

  (e) Exercise of Option.

     (i) Each option granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine. In the absence of any other provision by the Committee, each option granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one
(1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant; provided, however, that in the absence of any other provision by the Committee, each Incentive Stock Option granted to a Principal Shareholder shall be exercisable with respect to not more than twenty-five percent (25%) of the shares subject thereto after the expiration of one
(1) year following the date of its grant, and shall be exercisable as to an additional twenty-five percent (25%) after the expiration of each of the succeeding three (3) years, on a cumulative basis, so that such option, or any unexercised portion thereof, shall be fully exercisable after a period of four (4) years following the date of its grant.






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     (ii) The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding option, subject, in the case of Incentive Stock
Options, to the provisions of Section (6)(i) relating to "Limit on Incentive Options".

     (iii) Notwithstanding anything herein to the contrary, except as provided in subsection (g) of this Section, no Optionee who was, at the time of the grant of an option, an employee of the Corporation or a Subsidiary, may exercise such option or any part thereof unless at the time of such exercise he or she shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such option, excepting leaves of absence approved by the Committee; provided that the option agreement may provide that such an Optionee may exercise his or her option, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period, ending at the close of business on the day three (3) months following the termination of such continuous employment unless such option shall have already expired by its term.

     (iv) An option shall be exercised in accordance with the related stock option agreement by serving written notice of exercise on the Corporation accompanied by full payment of the purchase price in cash. As determined by the Committee, in its discretion, at (or, in the case of Non-Statutory Options, at or after) the time of grant, payment in full or in part may also be made by delivery of (i) irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price, or (ii) previously owned shares of Stock not then subject to restrictions under any Corporation plan (but which may include shares the disposition of which constitutes a disqualifying disposition for purposes of obtaining incentive stock option treatment for federal tax purposes), or (iii) shares of Stock otherwise receivable upon the exercise of such option; provided, however, that in the event the Committee shall determine in any given instance that the exercise of such option by withholding shares otherwise receivable would be unlawful, unduly burdensome or otherwise inappropriate, the Committee may require that such exercise be accomplished in another acceptable manner. For purposes of this subsection (iv), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

  (f) Transferability. No option granted under the Plan shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.



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  (g) Death, Disability or Retirement of Optionee.

     (i) With respect to Incentive Stock Options, in the event of the death or Disability of an Optionee while in the employ of the Corporation or a Subsidiary or while serving as a director of the Corporation, such Optionee's Incentive Stock Option, or the unexercised portion thereof, may be exercised within the period of one (1) year succeeding such Optionee's death or Disability, but in no event later than ten (10) years (five (5) years in the case of a Principal Shareholder) from the date the Incentive Stock Option was granted.

     (ii) With respect to Non-Statutory Options, in the event of the death, Disability or Retirement of an Optionee while in the employ of the Corporation or a Subsidiary or in the event of death or Disability of an Optionee while serving as a Director of the Corporation, such Optionee's Non-Statutory Option, or the unexercised portion thereof, may be exercised within the period of five (5) years succeeding such Optionee's death, Disability or Retirement, but in no event later than ten (10) years and one (1) day from the date the Non-Statutory Option was granted, by the person or persons designated in the Optionee's will for that purpose or in the absence of any such designation, by the legal representative of the Optionee's estate, or by the Optionee or the Optionee's legal representative, as the case may be.

     (iii) Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during any period following termination of employment by reason of death, Disability or Retirement, or cessation as a director by reason of death or Disability, during which an Optionee's Stock Option may be exercisable as provided in either subsection (i) or (ii) above, such Stock Option shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

     (iv) As used in this Agreement, the term "Retirement" shall mean retirement in accordance with the terms of the Corporation's tax-qualified Employees' Pension Plan.

  (h) Shareholder Rights. No Optionee shall be entitled to any rights as a shareholder with respect to any shares subject to his or her option prior to the date of issuance to him or her of a stock certificate representing such shares.

  (i) Limit on Incentive Stock Options. The aggregate Fair Market Value (determined at the time an option is granted) of shares with respect to which Incentive Stock Options granted to an employee are exercisable for the first time by such employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries to the extent required under the
Code) shall not exceed $100,000.

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  (j) Notification of Disqualifying Disposition.  Participants
granted Incentive Stock Options shall undertake, in the Incentive Stock Option agreements, as a precondition to the granting of such option by the Corporation, to promptly notify the Corporation in the event of a disqualifying disposition (within the meaning of the Code) of any shares acquired pursuant to such Incentive Stock Option agreement and provide the Corporation with all relevant information related thereto.

7.  Stock Appreciation Rights; Discretionary Payments.

  (a) Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Stock (or forms of payment permitted under Section 7(d) hereof) or a combination thereof, as determined by the Committee at the time of grant, having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the closing price of the Stock on the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a stock option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

  (b) Grant and Exercise of Stock Appreciation Rights.

     (i) Stock Appreciation Rights may be granted in tandem with, or independently of, any stock option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option, such Right may be granted either at or after the time of grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option such Right may be granted only at the time of the grant of such option. A Stock Appreciation Right or applicable portion thereof granted in tandem with a given stock option shall terminate and no longer be exercisable upon the termination or exercise of the related stock option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related stock option shall not be reduced until the exercise or termination of the related stock option exceeds the number of shares not covered by the Stock Appreciation Right.

     (ii) Each Stock Appreciation Right granted under the Plan shall become exercisable on such date or dates and in such amount or amounts as the Committee shall determine; provided, however, that any Stock Appreciation Right granted in tandem with a stock option shall be exercisable in relative proportion to and to the



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extent that such related stock option is exercisable; provided further, however, that, notwithstanding anything herein to the contrary, any Stock Appreciation Right granted in tandem with a Non-Statutory Option which has a purchase price at the date of grant of less than Fair Market Value shall not be exercisable at all until at least one (1) year after the date of grant of such option. Except as provided in the immediately preceding sentence, in the absence of any other provision by the Committee, each Stock Appreciation Right granted under the Plan shall be exercisable with respect to not more than twenty percent (20%) of such shares subject thereto after the expiration of one (1) year following the date of its grant, and shall be exercisable as to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years, on a cumulative basis, so that such Right, or any unexercised portion thereof, shall be fully exercisable after a period of five (5) years following the date of its grant. The Committee, in its sole discretion, may, from time to time and at any time, accelerate the vesting provisions of any outstanding Stock Appreciation Right.

     (iii) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Participant who was, at the time of the grant of a Stock Appreciation Right, an employee of the Corporation or a Subsidiary, may exercise such Right or any part thereof unless at the time of such exercise, he or she shall be employed by the Corporation or a Subsidiary and shall have been so employed continuously since the date of grant of such Right, excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such a Participant may exercise his or her Stock Appreciation Right, to the extent exercisable on the date of termination of such continuous employment, during the three (3) month period ending at the close of business on the day three (3) months following the termination of such continuous employment, unless such Right shall have already expired by its terms.

     (iv) Notwithstanding anything herein to the contrary, except as provided in subsections (c)(v) and (c)(vi) of this Section, no Non-Employee Director Participant may exercise a Stock Appreciation Right or part thereof unless at the time of such exercise he or she shall be a director of the Corporation and shall have been a director of the Corporation continuously since the date of grant of such Right excepting leaves of absence approved by the Committee; provided that the Stock Appreciation Right agreement may provide that such Participant may exercise his or her Stock Appreciation Right, to the extent exercisable on the date he or she ceased to be a director of the Corporation, during the three (3) month period ending at the close of business on the day three (3) months following the cessation of such continuous service as a director unless such Right shall already have expired by its terms.

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     (v) A Stock Appreciation Right shall be exercised in
accordance with the related Stock Appreciation Right Agreement by serving written notice of exercise on the Corporation.

  (c) Terms and Conditions of Stock Appreciation Rights.  Stock
Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

     (i) Stock Appreciation Rights granted in tandem with stock options shall be exercisable only at such time or times and to the extent that the related stock options shall be exercisable;

     (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related stock option shall be surrendered.

     (iii) Stock Appreciation Rights granted in tandem with a stock option shall be transferable only with such option. Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

     (iv) A Stock Appreciation Right granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock subject to the stock option exceeds the exercise price of such option. A Stock Appreciation Right not granted in tandem with a stock option may be exercised only when the then Fair Market Value of the Stock exceeds the Fair Market Value of the Stock on the date of grant of such Right.

     (v) Each Stock Appreciation Right shall have a term not in excess of ten (10) years from the date on which it is granted (ten
(10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option); provided that any Stock Appreciation Right granted to (aa) an employee of the Corporation or a Subsidiary shall terminate not later than the close of business on the day three (3) months following the date such Participant ceases to be employed by the Corporation or a Subsidiary, except as provided in subsection (c)(vi) of this Section and excepting leaves of absences approved by the Committee, and (bb) a Non-Employee Director Participant shall terminate not later than the close of business on the day three
(3) months following the date such Participant ceases to be a director of the Corporation, except as provided in subsection
(c)(vi) of this Section. Such a Participant's Stock Appreciation Right shall be exercisable, if at all, during such three (3) month period only to the extent exercisable on the date his or her employment terminates or the date he or she ceases to be a director, as the case may be.

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     (vi) In the event of the death, Disability or Retirement of a
Participant while in the employ of the Corporation or a Subsidiary or in the event of the death or Disability of a Participant while serving as a director of the Corporation, his or her Stock Appreciation Right or the unexercised portion thereof may be exercised within the period of five (5) years succeeding his or her death, Disability or Retirement, but in no event later than
(i) ten (10) years from the date on which it was granted ten (10) years and one (1) day in the case of a Stock Appreciation Right granted in tandem with a Non-Statutory Option), by the person or persons designated in the Participant's will for that purpose or in the absence of any such designation, by the legal representative of his or her estate, or by the Participant or the legal representative of the Participant, as the case may be. Notwithstanding anything herein to the contrary and in the absence of any contrary provision by the Committee, during the five-year period following termination of employment by reason of death, Disability or Retirement, or cessation as a director by reason of death or Disability, a Participant's Stock Appreciation Right shall continue to vest in accordance with its terms and be and become exercisable as if employment or service as a director had not ceased.

  (d) Discretionary Payments. Upon the written request of an Optionee whose stock option is not accompanied by a Stock Appreciation Right, the Committee may, in its discretion, cancel such option if the Fair Market Value of the shares subject to the option at the exercise date exceeds the exercise price thereof; in that event, the Corporation shall pay to the Optionee an amount equal to the difference between the Fair Market Value of the shares subject to the cancelled option (determined as of the date the option is cancelled) and the exercise price. Such payment shall be by check or in Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee.

8.  Restricted Stock.
  (a) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the Participant to receive shares of Stock, subject to such conditions, including a Corporation right during a specified period or periods to require forfeiture of such shares upon the Participant's termination of employment with the Corporation or a Subsidiary or cessation as a director of the Corporation, as the case may be, as the Committee may determine at the time of grant. The Committee, in its sole discretion, may, from time to time and at any time, waive any or all restrictions and/or conditions contained in the Restricted Stock Award agreement. Notwithstanding anything herein to the contrary, the Committee, in its discretion, may grant Restricted Stock without any restrictions or conditions whatsoever. Restricted Stock shall be granted in respect of past services or other valid consideration.
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  (b) Award Agreement.  A Participant who is granted a Restricted
Stock Award shall have no rights with respect to such Award unless the Participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the Award date by executing and delivering to the Corporation a Restricted Stock Award Agreement in such form as the Committee shall determine.

  (c) Rights as a Shareholder. Upon complying with paragraph (b) above, a Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability and Corporation forfeiture rights described in this Section 8 and subject to any other conditions contained in the Award agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Corporation until such shares are free of any restrictions under the Plan.
The Committee in its discretion may, as a precondition of the Corporation's obligation to issue a Restricted Stock Award, require the Participant to execute a stock power or powers or other agreement or instruments necessary or advisable in connection with the Corporation's forfeiture rights with respect to such shares.

  (d) Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred or otherwise disposed of or pledged or otherwise encumbered. In the event of termination of employment of the Participant with the Corporation or a Subsidiary for any reason, or cessation as a director of the Corporation in the case of a Non-Employee Director Participant, such shares shall be forfeited to the Corporation, except as set forth below:

     (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the Corporation's forfeiture rights with respect thereto shall lapse. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

     (ii) Except as may otherwise be provided in the Award agreement, in the event of termination of a Participant with the Corporation or a Subsidiary for any reason or cessation as a director of the Corporation for any reason, all of the Participant's Restricted Stock shall be forfeited to the Corporation without the necessity of any further act by the Corporation, the Participant or the Participant's legal representative; provided, however, that in the event of termination of employment or cessation of service as a director of the Corporation by reason of death or Disability, all conditions and restrictions relating to a Restricted Stock Award held by such a Participant shall thereupon be waived and shall lapse.

     (iii) In the absence of any other provision by the Committee, each Restricted Stock Award granted to (A) an employee of the Corporation or a Subsidiary shall be subject to forfeiture to the Corporation conditioned on the Participant's continued employment and (B) Non-Employee Director Participants shall be subject to forfeiture to the Corporation conditioned on the Participant's continued service as a director of the Corporation, and in the case of clause (A) or (B), such forfeiture rights shall lapse as follows: with respect to twenty percent (20%) of the shares subject to the Restricted Stock Award on the date one year following the date of grant, and with respect to an additional twenty percent (20%) of such shares after the expiration of each of the succeeding four (4) years thereafter, on a cumulative basis, so that such Restricted Stock shall be free of such risk of forfeiture on the date five (5) years following the date of its grant.

  (e) Performance-Based Award. In the discretion of the Committee, the Corporation's forfeiture rights with respect to Restricted Stock award to a Covered Employee may be based upon Qualified Performance Criteria and the Restricted Stock Award may be designated as a Qualified Performance-Based Award.

  (f) Waiver, Deferral, and Investment of Dividends.  The
Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid with respect to the Restricted Stock.

9.  Long-Term Performance Awards.

  (a) Awards. Long-Term Performance Awards bonus awards payable in cash, stock or a combination of cash and stock that may be granted either alone, in addition to or in tandem with other Awards granted under the Plan and/or awards made outside of the Plan. Long-Term Performance Awards shall not require payment by the recipient of any consideration for the Long-Term Performance Award or for shares of Stock, if any, covered by such Award. The Committee shall determine the nature, length and starting date of any performance period (the "Performance Period") for each Long-Term Performance Award and shall determine the performance and/or employment factors to be used in the determination of the value of Long-Term Performance Awards and the extent to which such Long-Term Performance Award may be made subject to various conditions, including vesting or forfeiture provisions. Long-Term Performance Awards may vary from Participant to Participant and between groups of Participants and shall be based upon the achievement of Corporation, Subsidiary and/or individual performance factors or upon such other criteria as the Committee may deem appropriate. Performance Periods may overlap and Participants may participate simultaneously with respect to Long-Term Performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long-Term Performance Awards shall be confirmed by, and be subject to the terms of, a written Long-Term Performance Award agreement.

  (b) Value of Awards. At the beginning of each Performance Period, the Committee may determine for each Long-Term Performance Award subject to such Performance Period the range of dollar values and/or numbers or dollar values of shares of Common Stock to be issued to the Participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Long-Term Performance Award are met. Such dollar values or numbers of shares of Common Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee.

  (c) Adjustment of Awards.  Notwithstanding the provisions of
Section 9(a) hereof, the Committee may, after the grant of Long-Term Performance Awards, adjust the performance factors applicable to such Long-Term Performance Awards to take into account changes in the law or in accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships to Participants.

  (d) Termination.

     (i) Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a Participant terminates his or her employment or his or her consultancy during a Performance Period because of death or Disability, the Committee may in its discretion provide for an earlier payment in settlement of such award, which payment may be in such amount and under such terms and conditions as the Committee deems appropriate.

     (ii) Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a Participant terminates his or her employment or his or her consultancy during a Performance Period because of Retirement, then such Participant shall continue to be entitled to a prorata portion of any payment with respect to the Long-Term Performance Award subject to such Performance Period in accordance with the payment terms set forth in subsection (e) of this Section 9, determined by multiplying such payment, calculated as if the Participant's employment or consultancy had not been terminated, by a fraction the numerator of which is the number of days from the beginning of the Performance Period to the date of such termination and the denominator of which is the total number of days during the Performance Period.

     (iii) Unless otherwise provided in the applicable Long-Term Performance Award agreement, if a Participant terminates employment or his or her consultancy during a Performance Period for any reason other than death, Disability or Retirement, then such a Participant shall not be entitled to any payment with respect to the Long-Term Performance Award subject to such Performance Period, unless the Committee shall otherwise determine in its discretion.

  (e) Form of Payment. The earned portion of a Long-Term Performance Award shall be paid in cash within two-hundred seventy
(270) days following the close of the applicable Performance Period, provided that the Committee may elect to pay up to one-third (1/3) of such amount in whole shares of stock or, at the discretion of the Committee, such earned portion may be paid in whole shares of Stock to the extent requested by the Participant. Any such shares of Stock shall be valued at their Fair Market Value at the close of business on the most recent trading day preceding the date of such payment.

  (f) Reservation of Shares. In the event that the Committee grants a Long-Term Performance Award that is payable in cash or Stock, the Committee may (but need not) reserve an appropriate number of shares of Stock under the Plan at the time of grant of the Long-Term Performance Award. If, and to the extent that the full amount reserved is not actually paid in Stock, the shares of Stock representing the portion of the reserve for that Long-Term Performance Award shall again become available for award under the Plan. If shares of Stock are not reserved by the Committee at the time of grant, then (i) no shares shall be deducted from the number of shares available for grant under the Plan at that time and (ii) at the time of payment of the Long-Term Performance Award, only the number of shares actually issued to the Participant shall be so deducted. If there are not a sufficient number of shares available under the Plan for issuance to a Participant at the time of payment of a Long-Term Performance Award, any shortfall shall be paid by the Corporation in cash.

10.  The Committee.

  (a) Administration. The Committee shall be a committee of not less than three (3) members of the Board who are Non-Employee Directors, appointed by the Board. Vacancies occurring in membership of the Committee shall be filled by the Board. The Committee shall keep minutes of its meetings. One or more members of the Committee may participate in a meeting of the Committee by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear one another. A majority of the entire Committee shall constitute a quorum, and the acts of a majority of the members present at or so participating in any meeting at which a quorum is constituted shall be the acts of the Committee. The Committee may act without meeting by unanimous written consent. Absent some other provision by the Board, the power and responsibilities of the Committee shall be vested in and assumed by the Personnel and Compensation Committee of the Board, provided the members hereof are all Non-Employee Directors.

  (b) Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom Awards shall be granted, the number of shares to be subject to each Award, the term of the Award, the vesting provisions of the Award, if any, restrictions on the Award, if any, and the price at which the shares subject thereto may be purchased. The Committee is empowered, in its discretion, to modify, extend or renew any Award theretofore granted and adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan. The Compensation Committee must certify in writing prior to the payment of any compensation to a Covered Employee from a Qualified Performance-Based Award that Qualified Performance Criteria were met, all in the manner provided by Federal Income Tax Regulations
Section 1.162-27(e)(5). The Committee shall have full power and authority to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon all interested parties. No members of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

11. Adjustments. Any limitations, restrictions or other provisions of this Plan to the contrary notwithstanding, each Award agreement shall make such provision, if any, as the Committee may deem appropriate for the adjustment of the terms and provisions thereof (including, without limitation, terms and provisions relating to the exercise price and the number and class of shares subject to the Award) in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, divisive reorganization, issuance of rights, combination or split-up or exchange of shares, or the like, the Committee shall make an appropriate adjustment in the number of shares authorized to be issued pursuant to the Plan.

12. Awards Under Predecessor Plans. Awards presently outstanding which have been granted under any Predecessor Plan shall continue to be governed and interpreted under the terms of such plans and not by the terms hereof.

13. Amendment to and Termination of the Plan. The Board may from time to time amend the Plan in such way as it shall deem advisable provided the Board may not extend the expiration date of the Plan, change the class of Eligible Persons, increase the maximum Award term, decrease the minimum exercise price or increase the total number of authorized shares (except in accordance with Section 10 hereof) for which Awards may be granted. The Board, in its discretion, may at any time terminate the Plan prior to its expiration in accordance with Section 4 hereof. No amendment to or termination of the Plan shall in any way adversely affect Awards then outstanding hereunder.

14. Status of Plan. Until shares pursuant to an Award or exercise thereof are actually delivered to a Participant, a Participant shall have no rights to or with respect to such shares greater than those of a general creditor of the Corporation unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

15.  General Provisions.

  (a) Other Compensation Arrangements; No Right to Receive Awards; No Employment or Other Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional capital stock based compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. No Eligible Person shall have any right to receive Awards except as the Committee may determine. The Plan does not confer upon any employee any right to continued employment with the Corporation or a Subsidiary or upon any director or officer of the Corporation any right to continued service as a director or officer of the Corporation, nor does it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees or for the Corporation to remove a director or officer with or without cause at any time.

  (b) Tax Withholding, Etc. Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Participant having paid or made provision for payment of all applicable tax withholding obligations, if any, satisfactory to the Committee. The Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In the case of Non-Statutory Options, and Stock Appreciation Rights exercisable only for Stock, the Committee in its discretion, but only upon the written request of a Participant exercising such an Award, may permit such Participant to satisfy federal income tax withholding requirements occasioned by the exercise thereof by the surrender of shares otherwise to be received on the exercise of such Award. For purposes of this subsection (b), such surrendered shares shall be valued at the closing price of the Stock in the NASDAQ National Market System on the most recent trading day preceding the date of exercise on which sales of the Stock occurred.

  (c) Section 162(m) Exemption. When granting any Long-Term Performance Award, Restricted Stock Award, or other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. The payment of an Award designated as a Qualified Performance-Based Award to an employee for any calendar year shall not exceed $3,000,000. The maximum number of shares underlying Options and SARs that may be awarded to a Covered Employee for any calendar year shall not exceed 500,000 shares and their exercise price shall be the fair market value of the shares on the date of grant. If an Award is so designated, the Committee shall establish performance goals for such Award (other than Options or SARs which meet the definition of a Qualified Performance-Based Award under Section 2(dd)) within the time period prescribed by
Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of an objective formula or standard that relates to Corporation-wide objectives or objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Corporation of a Subsidiary: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital,
(13) changes in working capital, or (14) shareholder return.

  (d) Restrictions on Transfers of Shares. Although the Corporation presently intends to register under applicable securities laws all shares acquired or received by Participants under the Plan, the Corporation is not required to cause such shares to be registered under the Securities Act of 1933 or the securities laws of any State. Accordingly, the shares acquired or received may be "restricted securities" as defined in Rule 144 under said Securities Act of 1933 or other rule or regulation of the Securities and Exchange Commission. Any certificate evidencing any such shares may bear a legend restricting the transfer of such shares, and the recipient may be required to assert that the shares are being acquired for his own account and not with a view to the distribution thereof as a condition to the granting or exercise of an Award.

  (e)Issuance of Shares. Any obligation of the Corporation to issue shares pursuant to the grant or exercise of any Award shall be conditioned on the Corporation's ability at nominal expense to issue such shares in compliance with all applicable statutes, rules or regulations of any governmental authority. The Participant shall provide the Corporation with any assurances or agreements which the Committee, in its sole discretion, shall deem necessary or advisable in order that the issuance of such shares shall comply with any such statutes, rules or regulations.

  (f) Date of Grant. The date on which each Award under the Plan shall be considered as having been granted shall be the date on which the award is authorized by the Committee, unless a later date is specified by the Committee; provided, however, in the case of options intended to qualify as Incentive Stock Options, the date of grant shall be determined in accordance with the Code.

  (g) Shareholder Approval. The material terms of any Qualified Performance-Based Award that have not been approved by the Shareholders must be disclosed to and approved by the Shareholders before compensation is paid to a Covered Employee pursuant to such Award, and such compensation shall be paid to a Covered Employee only if such material terms are approved by the Shareholders, all in accordance with Federal Income Tax Regulations Section 1.162-27(e)(4).

  (h) Change in Control.

     (i) Subject to the further conditions set forth in Section
15(i) below, upon the occurrence of a Change in Control (as defined below):

        (A) the vesting periods of any and all Incentive Stock
Options, Non-Statutory Options and Stock Appreciation Rights granted and outstanding under the Plan shall immediately be accelerated;

        (B) the restrictions and/or conditions applicable to any and all Restricted Stock Awards granted and outstanding under the Plan shall immediately lapse and be of no further force and effect; and

        (C) all Long-Term Performance Awards shall be deemed fully vested and fully earned and then shall be canceled in exchange for a cash payment equal to 100% of the target value of each such Award;

such that each Participant holding any such Award shall have the immediate, fully vested, right to purchase, receive and/or own without risk of forfeiture any and all cash and/or Stock that is the subject of the Award on the terms and conditions set forth in this Plan and the particular Agreement respecting such Award.

     (ii) In the event that, following a Change in Control, and provided the provisions of Section 15 (i)(i) below are inapplicable, the Committee shall determine in its sole discretion that the event(s) or transaction(s) constituting the Change in Control have caused the Committee to be unable to determine whether or not the performance factors and/or other criteria applicable to one or more Long-Term Performance Awards granted and outstanding under Section 9 of the Plan have (or have not), in fact been met or satisfied, then, with respect to each such Long-

Term Performance Award, the Committee shall: (A) cancel the Award and make a payment to the Participant in an amount equal to 100% of the initial target value of such Award as previously determined by the Committee under Section 9(b) hereof; or (B) cancel the Award, modify the provisions of Section 9 of the Plan as may be necessary to grant Long Term Performance Awards which are substantially equivalent to those permitted prior to such Change in Control, and grant to the Participant a new Long-Term Performance Award under such terms and conditions as the Committee shall establish under Section 9 hereof, which will provide a bonus opportunity to the Participant substantially equivalent to such cancelled Award.

     (iii) As used herein, the term "Change in Control" means any of the following events:

        (A) any Person (as defined below) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 35% or more of the then outstanding securities of the Corporation generally entitled to vote in the election of directors of the Corporation, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below; or

        (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation and whose appointment or election was not approved by at least two-thirds (2/3) of the directors of the Corporation in office immediately prior to any such contest) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office; or

        (C) there is consummated a Merger of the Corporation with any other business entity, other than (i) a Merger which would result in the securities of the Corporation generally entitled to vote in the election of directors of the Corporation outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Corporation or any Subsidiary of the Corporation, at least 65% of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the

Corporation or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 35% or more of the then outstanding securities of the Corporation generally entitled to vote in the election of directors of the Corporation; or

        (D) (1) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Corporation immediately prior to the sale continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) 65% or more of the outstanding securities of such entity generally entitled to vote in the election of directors immediately after such sale and of a class registered under
Section 12 of the Act, or (2) a disposition or divestiture by the Corporation or any Subsidiary of the Corporation to any Person of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, including, without intending to limit the foregoing, any such disposition or divestiture effected by (a) a sale of all or substantially all of the securities or all or substantially all of the assets of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation, (b) the Merger of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation with or into any Person, other than a Merger which would result in the voting securities of the Subsidiary party to such Merger outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 65% of the securities of such Subsidiary or such surviving entity or any parent thereof outstanding immediately after such Merger and generally entitled to vote in the election of directors of the Subsidiary or such surviving entity or parent thereof, or (c) a spin off, dividend or other distribution of all or substantially all of the securities or all or substantially all of the assets (or of the stock of a business entity owning such securities or assets) of either Kaman Aerospace Corporation or Kaman Industrial Technologies Corporation to the Corporation's stockholders.

     (iv) As used herein, the term "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Corporation or any of its direct or indirect Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions and with substantially the same voting rights as their ownership and voting rights with respect to the Corporation, (E) the voting trust established pursuant to a Voting Trust Agreement dated August 14, 2000 between John C. Yavis, Jr., as General Partner of Newgate Associates Limited Partnership and the trustees named therein (the "Newgate Voting Trust"), provided that the following individuals continue to constitute a majority of the voting trustees of that voting trust: individuals serving as trustees of the Newgate Voting Trust as of the Effective Date and individuals designated by the Board in accordance with the terms of that voting trust, provided no Change in Control pursuant to Section 15(h)(iii)(B) of the Plan has occurred, (F) the individuals referred to in the immediately preceding subsection (E) solely with respect to their status as Beneficial Owners of securities of the Corporation subject to the Newgate Voting Trust, (G) Charles H. Kaman, any individual to whom he has directly granted a general power of attorney, or any entity created or controlled by him, provided that he and/or any attorneys-in-fact appointed directly by him possess and exercise, in person or by proxy solicited by the Board, the right to vote all securities of the Corporation generally entitled to vote in the election of directors of the Corporation, of which he, any such holder of his general power of attorney, or any such entity is the Beneficial Owner, and (H) the holder of a general power of attorney and the attorneys-in-fact referred to in the immediately preceding subsection (G) solely with respect to their status as Beneficial Owners of securities of the Corporation because of their appointment as such.

  (i) Conditions for Accelerated Vesting and Payment.

     (i) If the Participant's employment is terminated during the thirty-six (36) month period following a Change in Control, other than (A) by the Corporation or a Subsidiary for Cause (as defined below), (B) by reason of death or Disability, or (C) by the Participant without Good Reason (as defined below), then, and only then, shall the accelerated vesting provisions set forth in
Section 15(h)(i) be effective with respect to the Participant.

     (ii) Any payment required under Section 15(h)(i) shall be made on or before the date of termination of employment referred to in paragraph (i) above of this subsection (i).

     (iii) Any payment required under Section 15(h)(ii) shall be made at the time when the Award would otherwise have been payable, provided, however, that if the employment of the Participant holding such Award by the Corporation or a Subsidiary be terminated by the Corporation or a Subsidiary without Cause, or the Participant shall terminate his or her employment for Good Reason, then the payment required under Section 15(h)(ii) shall be made on or before the date of such termination.

     (iv) As used herein, the term "Cause" means (A) the willful refusal by the Participant to perform proper responsibilities of the Participant's position with the Corporation or a Subsidiary,
(B) a violation of law by the Participant which adversely affects the assets, financial position or reputation of the Corporation or a Subsidiary, or (C) a violation by the Participant of any code of ethics, code of conduct or similar policy maintained by the Corporation or a Subsidiary from time to time.

     (v) As used herein, the term "Good Reason" means a substantial diminution in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control.